Cathedra Bitcoin Inc.

Condensed Consolidated Interim Financial Statements

For the three months ended Mar 31, 2026 and 2025

(expressed in Canadian dollars, unless otherwise noted)

Cathedra Bitcoin Inc. Condensed Consolidated Interim Statements of Financial Position As at March 31, 2026 and December 31, 2025 (Expressed in Canadian dollars, unless otherwise noted)

As at:	Notes	March 31, 2026 (unaudited)	December 31, 2025 (audited)
ASSETS
Current assets
Cash and cash equivalents		$326,101	$1,083,973
Digital currencies	4	381,107	584,139
Trade and other receivables		1,197,189	932,524
Due from related parties	15	44,594	19,792
Prepaid expenses	5	1,346,765	1,741,537
Deposits	6	-	92,104
Other assets		387,383	383,873
Total current assets		$3,683,139	$4,837,942
Non-current assets
Deposits	6	2,334,413	2,295,392
Other non-current assets		893,851	919,700
Property and equipment	7	5,989,530	6,201,596
Right-of-use assets	8	1,201,300	1,219,170
Investments	10	1,116,006	1,016,658
Goodwill		15,673,534	15,673,534
Total assets		$30,891,773	$32,163,992
LIABILITIES
Current liabilities
Trade payables and accrued liabilities	11	3,070,831	2,659,980
Due to related parties	15	1,146,368	1,109,675
Income tax payable		246,998	334,900
Contract liabilities		543,751	791,671
Customer liabilities		2,937,515	2,044,454
Decommissioning liability		-	30,839
Current portion of lease liabilities	8	85,553	80,053
Total current liabilities		$8,031,016	$7,051,572
Non-current liabilities
Lease liabilities	8	1,280,774	1,282,012
Total liabilities		$9,311,790	$8,333,584
EQUITY
Share capital	13	22,649,148	22,499,148
Reserves	14	4,605,982	3,910,445
Contributed surplus		813,016	813,016
Accumulated other comprehensive income		2,855,447	3,544,813
Deficit		(9,343,610)	(6,937,014)
Total shareholders' equity		$21,579,983	$23,830,408
Total liabilities and equity		$30,891,773	$32,163,992

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Nature of operations (Note 1)

Segment reporting (Note 19)

Events after reporting period (Note 20)

Approved by the Board of Directors and authorized for issue on May 28, 2026:

"Joel Block"	Director	"David Jaques"	Director

Cathedra Bitcoin Inc. Condensed Consolidated Interim Statements of Loss and Comprehensive Loss For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

For the three months ended:	Note	March 31, 2026 (unaudited)	March 31, 2025 (unaudited)
Revenues	4	$3,654,149	$6,503,290
Cost of revenues
Operating costs		(3,545,454)	(4,310,679)
Depreciation	7,8	(485,007)	(1,527,172)
Gross income (loss)		$(376,312)	$665,439
Realized gain on sale of digital currencies	4	3,519	156,388
Income (loss) before operating expenses		$(372,793)	$821,827
Operating expenses
Director fees	15	64,126	77,659
Management and consulting fees	15	269,239	361,512
Office and administration		444,378	538,920
Professional fees		1,037,033	344,331
Salaries and wages	15	166,755	89,152
Share-based compensation	14,15	695,537	100,025
Total operating expenses		$(2,677,068)	$(1,511,599)
Operating loss		$(3,049,861)	$(689,772)
Other income (expenses)
Foreign exchange gain (loss)		709,604	(94,517)
Net finance costs	8,12	(67,925)	(297,332)
Transaction costs		-	7,048
Gain on debt settlement	12	-	693,411
Unrealized gain (loss) on investment	10	91,067	(4,383)
Loss from continuing operations before income taxes		$(2,317,115)	$(385,545)
Current income tax expense		(89,481)	(38,621)
Income from discontinued operation	9	-	290,421
Net loss		$(2,406,596)	$(133,745)
Other comprehensive loss
Items that may be reclassified to income or loss
Exchange differences on translation of foreign operations		(604,115)	(18,100)
Exchange differences on translation of discontinued operation	9	-	(1,875)
Item that will not be reclassified to income or loss:
Revaluation loss on digital currencies.	4	(85,251)	(924,466)
Total comprehensive loss		$(3,095,962)	$(1,078,186)

Net loss for the period attributable to:
Shareholders of the Company		(2,406,596)	(405,209)
Non-controlling interest	9	-	271,464
		(2,406,596)	(133,745)

Total comprehensive loss for the period attributable to:
Shareholders of the Company		(3,095,962)	(1,347,775)
Non-controlling interest	9	-	269,589
		(3,095,962)	(1,078,186)

Basic and diluted loss per share		$(0.08)	$(0.01)
Weighted average number of common shares outstanding - basic and diluted		29,381,662	29,063,423

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Cathedra Bitcoin Inc. Condensed Consolidated Interim Statements of Changes in Equity For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

	Share capital	Reserves	Contributed surplus	Accumulated other comprehensive income/(loss)	Retained earnings (deficit)	Shareholders' equity	Non- controlling interest	Total equity
Balance - December 31, 2024	$21,716,754	$3,534,980	$-	$5,559	$3,019,093	$28,276,386	$15,520,786	$43,797,172
De-recognition of non-controlling interest	-	-	-	-	-	-	(14,699,093)	(14,699,093)
Share-based compensation	-	100,025	-	-	-	100,025	-	100,025
Subordinate voting shares issued on RSU vesting	8,852	(8,852)	-	-	-	-	-	-
Exchange differences on translation of foreign operations	-	-	-	(18,100)	-	(18,100)	(1,875)	(19,975)
Reclassification of foreign exchange differences to statement of profit or loss on disposal	-	-	-	(83,803)	83,803	-	(1,091,282)	(1,091,282)
Unrealized loss from revaluation of digital currencies	-	-	-	(924,466)	-	(924,466)	-	(924,466)
Net income (loss) for the period	-	-	-	-	(405,209)	(405,209)	271,464	(133,745)
Balance - March 31, 2025 (unaudited)	$21,725,606	$3,626,153	$-	$(1,020,810)	$2,697,687	$27,028,636	$-	$27,028,636

Balance - December 31, 2025	$22,499,148	$3,910,445	$813,016	$3,544,813	$(6,937,014)	$23,830,408	$-	$23,830,408
Share-based compensation	-	695,537	-	-	-	695,537	-	695,537
Subscriptions receivable collected	150,000	-	-	-	-	150,000	-	150,000
Exchange differences on translation of foreign operations	-	-	-	(604,115)	-	(604,115)	-	(604,115)
Unrealized loss from revaluation of digital currencies	-	-	-	(85,251)	-	(85,251)	-	(85,251)
Net income (loss) for the period	-	-	-	-	(2,406,596)	(2,406,596)	-	(2,406,596)
Balance - March 31, 2026 (unaudited)	$22,649,148	$4,605,982	$813,016	$2,855,447	$(9,343,610)	$21,579,983	$-	$21,579,983

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Business Combination (Note 2)

Share Capital (Note 13)

Reserves (Note 14)

Cathedra Bitcoin Inc. Condensed Consolidated Interim Statements of Cash Flows For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

For the three months ended:	March 31, 2026 (unaudited)	March 31, 2025 (unaudited)
OPERATING ACTIVITIES
Net loss for the period	$(2,406,596)	$(133,745)

Non-cash items:
Depreciation	485,007	1,527,172
Share-based compensation	695,537	100,025
Net finance costs	67,925	297,332
Unrealized gain (loss) on investment	(91,067)	4,383
Gain on settlement of debt	-	(693,411)
Foreign exchange	(750,164)	94,517

Changes in non-cash working capital items:
Digital currencies	(716,632)	(2,575,580)
Trade and other receivables	148,578	(214,273)
Prepaid expenses	412,776	198,286
Deposits	92,177	-
Other assets	2,967	4,696
Trade payables and accrued liabilities	421,124	217,127
Customer liabilities	587,420	(72,683)
Advances from (repayment to) related parties	-	232,357
Other liability	-	(360,685)
Income tax payable	(92,106)	-
Decommissioning liability	(30,863)	-
Net cash used in operating activities	$(1,173,917)	$(1,374,482)

INVESTING ACTIVITIES
Purchase of property and equipment	$(265,770)	$-
Proceeds from sale of property and equipment	13,717	-
Acquisition of business, net of cash and cash equivalents acquired	-	1,435,211
Expenditure on other non-current asset	(215,509)	-
Purchase of digital currencies, net of fees	(44,755)	(29,235)
Proceeds from sale of digital currencies, net of fees	885,212	1,838,820
Net cash generated by investing activities	$372,895	$3,244,796

FINANCING ACTIVITIES
Payment of lease obligations	$(86,417)	$(461,566)
Proceeds from term loan	-	3,580,426
Repayment of principal and interest on convertible loan	-	(4,631,579)
Proceeds from share issuance, net of issuance cost	150,000	-
Net cash provided by (used in) financing activities	$63,583	$(1,512,719)
Effect of foreign exchange rate fluctuation	(20,433)	96
Increase (decrease) in cash and cash equivalents	$(757,872)	$357,691
Cash and cash equivalents, beginning of period	$1,083,973	$101,367
Cash and cash equivalents, end of period	$326,101	$459,058

Supplemental cash flow information (Note 18)

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

1. Nature of Operations

Cathedra Bitcoin Inc. ("Cathedra", "we", "our" or the "Company") develops and operates high-density compute infrastructure across North America. We host bitcoin mining clients across a portfolio of four data centers (45 megawatts total) in Tennessee and Kentucky. Cathedra also operates a fleet of proprietary bitcoin mining machines at our own and third-party data centers, producing approximately 400 PH/s of hash rate. We are focused on expanding our portfolio of data center infrastructure for high-density compute applications including bitcoin mining and artificial intelligence. Cathedra is headquartered in Vancouver, British Columbia, and our shares trade on the TSX Venture Exchange (the "TSXV") under the symbol CBIT and on the OTCQB Venture Market under the symbol CBTTF. The Company was incorporated under the Business Corporations Act (Ontario) on July 13, 2011, and our registered and records office is located at 170 - 422 Richards Street, Vancouver, British Columbia, Canada, V6B 2Z4.

These condensed consolidated interim financial statements ("Financial Statements") have been prepared on a going concern basis which contemplates that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. During the three months ended March 31, 2026, the Company incurred a net loss of $2,406,596, had negative cash flows from operating activities of $1,173,917, and as of that date, had a working capital deficiency of $4,347,877 and a deficit of $9,343,610. These factors raise substantial doubt about its ability to continue as a going concern. These Financial Statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. The Company has relied on its plan to obtain additional equity and debt financing, in addition to operating cash flow, to fund its operations. Although the Company has been successful in the past in obtaining financing and it believes that will continue to be successful, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be available on terms that are advantageous to the Company.

2. Business Combination

On July 23, 2024, the Company completed a business combination (the "Kungsleden Merger") with Kungsleden, Inc. ("Kungsleden"), a developer and operator of alternative high-density compute infrastructure.

The Kungsleden Merger was completed according to the terms of a share exchange agreement dated March 6, 2024, as amended on June 18, 2024 (together, the "Share Exchange Agreement"), between Cathedra, Kungsleden and Kungsleden's shareholders (the "Vendors").

Pursuant to the terms of the Share Exchange Agreement, Cathedra acquired all of the outstanding shares of Kungsleden from the Vendors in exchange for 208,446 multiple voting shares of Cathedra (the "Multiple Voting Shares") on the basis of an exchange ratio of one common share of Kungsleden for approximately 6.253429078 Multiple Voting Shares. The 208,446 Multiple Voting Shares issued to the Vendors are convertible into 20,844,600 subordinate voting shares of Cathedra (the "Subordinate Voting Shares"). The Kungsleden Merger resulted in the Vendors owning (on a non-diluted basis) approximately 72.5% of the equity of the Company and existing Cathedra shareholders owning the remaining 27.5% of the equity of the Company. The Vendors hold approximately 80% of the voting rights of Cathedra and existing Cathedra shareholders own the remaining 20%.

The Kungsleden Merger has been accounted for using the acquisition method under IFRS 3, Business Combinations ("IFRS 3"), which requires that one of Cathedra or Kungsleden be determined to be the acquirer for accounting purposes. The Kungsleden Merger has been accounted for as a reverse take-over of Cathedra by Kungsleden. The entities which are party to the Kungsleden Merger meet the definition of a business. These consolidated financial statements reflect the continuance of Kungsleden and the acquisition and assumption of Cathedra's identifiable assets and liabilities, respectively, at fair value.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Kungsleden is deemed to have issued 379,310 common shares in exchange for all of the issued and outstanding shares of Cathedra. The consideration for shares issued is $22,154,165, including $577,210  (Note 14) being the convertible loan equity portion, based on Kungsleden's enterprise value of $93,457,280. The Company issued the following replacement awards: 120,175 stock options, 57,228 restricted share units and 1,704,819 share purchase warrants valued $1,579,219 exercisable into subordinate voting shares of Cathedra.

$
Consideration:
Deemed share consideration	22,154,165
Replacement awards	1,579,219
Total consideration	23,733,384

Assets acquired:
Cash and cash equivalents	1,429,575
Digital currencies	4,029,042
Other receivables	136,545
Prepaid expenses	349,593
Deposits	1,643,960
Inventories	954,772
Property and equipment	4,986,820
Right-of-use assets	1,510,745
Investments	913,658
Goodwill	16,845,242
Total assets acquired	32,799,952

Liabilities assumed:
Trade payables and accrued liabilities	2,637,725
Interest payable	12,543
Decommissioning liability	77,610
Lease liabilities	1,510,745
Convertible loan	4,827,945
Total liabilities assumed	9,066,568

Net assets acquired	23,733,384

Impairment of goodwill

Management conducted an impairment assessment of goodwill as of December 31, 2025. For the purposes of impairment testing, the Company considers its ongoing operations as a single cash-generating unit (CGU) that includes all goodwill, property and equipment, other non-current assets, and right-of-use assets, which collectively contribute to generating cash flows from hosting and mining activities. The discounted cash flow model was utilized to estimate value in use, as there was no readily available market price nor any purchase offer received for the business. As a result of this assessment, an impairment loss of $1,171,708 was recognized, as the carrying amount of the CGU, including goodwill, exceeded its recoverable amount.

The significant assumptions applied in determination of the value in use amount as at December 31, 2025 were as follows:

  Cash flows: Estimated cash flows were projected based on estimated operating results from internal sources as well as industry and market trends. Estimated cash flows are primarily driven by projected revenues based on existing and projected data center capacity, bitcoin mining machine quantities and models with respective efficiencies and operating costs;

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)
  Terminal value growth rate: The terminal growth rate was based on historical and projected consume price inflation, historical and projected economic indicators, and projected industry growth; and
  Pre-tax discount rate: The pre-tax discount rate is reflective of the CGU's weighted average cost of capital ("WACC"). The WACC was estimated based on the risk-free rate, equity risk premium, beta adjustment to the equity risk premium based on a direct comparison approach, an unsystematic risk premium, and cost of debt based on corporate bond yields.

The following inputs are subject to significant estimation uncertainty and may materially affect the value in use determination:

  Terminal value growth rate of 2%
  WACC of 35%
  Average bitcoin price over the forecast period of approximately US$203,000
  Average hash rate over the forecast period of approximately 1,441 EH/s

A sensitivity analysis indicates that varying each input individually or collectively by +/- 5% would result in an insignificant change to the impairment amount recorded.

3. Material Accounting Policy Information

Basis of Preparation

Statement of Compliance

The Interim Financial Statements as at March 31, 2026, and for the three months then ended have been prepared in accordance with International Accounting Standard ("IAS 34") Interim Financial Reporting. The Interim Financial Statements should be read in conjunction with the Company's Audited Financial Statements for the year ended December 31, 2025. Selected explanatory notes are included in the Interim Financial Statements to explain events and transactions that are significant to an understanding of the changes in the Company's financial position and performance since the last audited financial statements.

These interim financial statements have been prepared on an accrual basis and are based on historical cost basis except for a certain financial instrument which is measured at their fair value.

The Interim Financial Statements of the Company are presented in Canadian dollars unless otherwise indicated, the reporting currency of the Company.

Basis of Consolidation

Subsidiaries

The Financial Statements include the accounts of the Company and its subsidiaries, which are controlled by the Company. Control is achieved when the parent company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Company controls an investee if, and only if, the Company has all of the following: (i) power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee); (ii) exposure, or rights, to variable returns from its involvement with the investee; and (iii) the ability to use its power over the investee to affect its returns.

The financial statements of the subsidiaries are included in these financial statements from the date that control commences until the date that control ceases. All significant inter-company balances and transactions are eliminated on consolidation. The entities contained in the Financial Statements are as follows:

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Entity Name	Place of Business and Operations	Functional Currency	Equity Percentage
Cathedra Bitcoin Inc. (the "Company") - parent	Canada	CAD	n/a
HPC Holdings LLC ("HPC Holdings")	United States	USD	100% owned by parent
Kungsleden, Inc. ("Kungsleden" or "K Inc.")	United States	USD	100% owned by parent
Buckeye HPC LLC ("Buckeye HPC")	United States	USD	100% owned by HPC Holdings
Sentinel Technology, LLC	United States	USD	100% owned by K Inc.
Churchill Technologies LLC	United States	USD	100% owned by K Inc.
Two Keys Technologies LLC	United States	USD	100% owned by K Inc.
North Campbell HoldCo LLC	United States	USD	100% owned by K Inc.
Buckeye Technologies HoldCo LLC ("Buckeye HoldCo")	United States	USD	100% owned by K Inc.
Buckeye Technologies OpCo LLC ("Buckeye Technologies")	United States	USD	100% owned by Buckeye HoldCo
North Campbell LandCo LLC	United States	USD	100% owned by North Campbell HoldCo LLC
North Campbell HostCo LLC	United States	USD	100% owned by North Campbell HoldCo LLC
Crystal Core LLC	United States	USD	100% owned by K Inc.
Fortress Blockchain Holdings Corp. ("FBHC")	Canada	CAD	100% owned by parent
Fortress Blockchain (US) Holdings Corp. ("FBUS")	United States	USD	100% owned by FBHC
Cathedra Lease Co LLC ("CLC")	United States	USD	100% owned by FBUS

During the year ended December 31, 2025, the Company established HPC Holdings, Buckeye HPC, Buckeye HoldCo, and Buckeye Technologies to facilitate further business expansion and development opportunities.

The Company de-consolidated Tirpitz Technology HoldCo LLC along with its wholly owned subsidiaries Tirpitz Technology LandCo LLC and Tirpitz Technology HostCo LLC (collectively, "T Tech") in March 2025 after losing control, see Note 9 for additional information.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Functional and Presentation Currency

Transactions undertaken in foreign currencies are translated into Canadian dollars at daily exchange rates prevailing when the transactions occur. Monetary assets and liabilities denominated in foreign currencies are translated at period-end exchange rates and non-monetary items are translated at historical exchange rates. Realized and unrealized exchange gains and losses are recognized in the consolidated statements of comprehensive income or loss. The assets and liabilities of foreign operations are translated into Canadian dollars using the period-end exchange rates. Income, expenses, and cash flows of foreign operations are translated into Canadian dollars using average exchange rates. Exchange differences resulting from the translation of foreign operations into Canadian dollars are recognized in other comprehensive income or loss and accumulated in equity.

Comprehensive Income (Loss)

Total comprehensive income (loss) comprises all components of profit or loss and other comprehensive income (loss). Other comprehensive income (loss) includes gains and losses from translating the financial statements of an entity's whose functional currency differs from the presentation currency and gains from revaluation of digital currencies.

Material Accounting Policies

Material accounting policies applied to these Interim Financial Statements are the same as those applied and disclosed in Note 3 of the Company's audited consolidated financial statements for the year ended December 31, 2025.

Use of Estimates, Assumptions, and Judgements

Critical accounting estimates, assumptions and judgements applied to these Interim Financial Statements are the same as those applied to the Company's audited consolidated financial statements for the year ended December 31, 2025.

4. Digital Currencies and Revenues

Mining and Profit-Sharing Revenue

Digital currencies are recorded at their fair value on the date they are received as revenues and are revalued to their fair value at each reporting date. Fair value is determined by using the daily price of bitcoin from Coin Metrics.

	BTC Units	Amount ($)
Bitcoin balance as at December 31, 2024	48.10	6,454,983
Bitcoin earned	61.29	8,775,024
Bitcoin exchanged for cash and services	(77.41)	(11,653,136)
Bitcoin exchanged for other digital currency	(5.63)	(826,640)
Bitcoin pledged as collateral	(50.54)	(5,976,307)
Transfer from restricted digital currencies after loan repayment	28.91	4,680,732
Revaluation loss	-	(822,429)
Unrealized translation adjustment	-	(66,308)
Bitcoin balance as at December 31, 2025	4.72	565,919
Bitcoin earned	7.92	859,574
Bitcoin exchanged for cash and services	(7.99)	(905,935)
Bitcoin exchanged for other digital currency	(1.00)	(92,631)
Revaluation loss	-	(85,251)
Unrealized translation adjustment	-	5,551
Bitcoin balance as at March 31, 2026	3.65	347,227

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

The Company pledged substantial quantity of its bitcoin as collateral for the term loan during the three months ended March 31, 2025. The restricted bitcoin balances and changes for the year ended December 31, 2025 and three months ended March 31, 2026 are as follows:

	BTC Units	Amount ($)
Restricted bitcoin balance as at December 31, 2024	-	-
Bitcoin pledged as collateral	50.54	5,976,307
Bitcoin withheld to settle the principal and accrued interest	(21.63)	(3,521,263)
Transfer to digital currencies after loan repayment	(28.91)	(4,680,732)
Revaluation gain	-	2,482,936
Unrealized translation adjustment	-	(257,248)
Restricted bitcoin balance as at December 31, 2025 and March 31, 2026	-	-

The Company used Tether and USD Coin its business operations to receive payments from its customers and make payments to service providers or suppliers. The balances and changes of these digital currencies are shown below:

	Tether Units	Amount ($)
Tether balance as at December 31, 2024	1,002.13	1,442
Tether received as payment in arrangements with customers	3,648,230.10	5,111,528
Tether exchanged for cash and services	(5,445,988.80)	(7,666,549)
Tether exchanged for other digital currency	597,392.79	826,640
Tether purchased with cash	212,676.81	295,819
Tether received from sale of discontinued operation	1,000,000.00	1,443,800
Revaluation loss	-	(370)
Unrealized translation adjustment	-	5,910
Tether balance as at December 31, 2025	13,313.03	18,220
Tether received as payment in arrangements with customers	25,225.01	34,924
Tether exchanged for cash and services	(82,000.00)	(112,401)
Tether exchanged for other digital currency	67,791.72	92,631
Unrealized translation adjustment	-	506
Tether balance as at March 31, 2026	24,329.76	33,880

	USD Coin Units	Amount ($)
USD Coin balance as at December 31, 2024	-	-
USD Coin purchased with cash	799,272.58	1,149,993
USD Coin exchanged for cash and services	(799,272.58)	(1,149,993)
USD Coin balance as at December 31, 2025 and March 31, 2026	-	-

Hosting Revenue

During the three months ended March 31, 2026, the Company generated hosting revenue of $2,794,575 (2025 - $3,897,584). Two customers exceeded 10% of total hosting revenue of the Company with the following percentages representing their respective shares: 41% and 39% (2025 - two customers accounted for 92% of total hosting revenue of the Company with the following percentages representing their respective shares: 55% and 37%).

The Company receives monthly prepayments and short-term or long-term deposits from various customers according to the terms of hosting arrangements. The monthly prepayments are classified as contract liabilities, and deposits are classified as customer liabilities in the consolidated statements of financial position.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

5. Prepaid Expenses

	March 31, 2026	December 31, 2025
General and administrative	$339,091	$401,173
Hosting business utilities	1,007,674	1,340,364
Total prepaid expenses	$1,346,765	$1,741,537

6. Deposits

	March 31, 2026	December 31, 2025
Utility deposits	$2,278,657	$2,240,568
Lease deposits	55,756	146,928
Total deposits	$2,334,413	$2,387,496
Less: current portion of deposits	-	92,104
Non-current portion of deposits	$2,334,413	$2,295,392

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

7. Property and Equipment

	Infrastructure	Mining equipment	Construction- in-progress	Land	Total
Cost
Balance, December 31, 2024	$5,245,064	$4,826,478	$-	$148,674	$10,220,216
Additions	2,584,379	338,119	84,307	-	3,006,805
Disposals	(1,256,173)	(1,987,306)	-	-	(3,243,479)
Translation adjustment	(232,267)	(214,484)	(1,457)	(7,057)	(455,265)
Balance, December 31, 2025	$6,341,003	$2,962,807	$82,850	$141,617	$9,528,277
Additions	-	-	108,023	-	108,023
Disposals	(13,717)	-	-	-	(13,717)
Translation adjustment	87,072	50,368	3,156	2,408	143,004
Balance, March 31, 2026	$6,414,358	$3,013,175	$194,029	$144,025	$9,765,587

Accumulated depreciation and impairment
Balance, December 31, 2024	$1,327,876	$1,483,256	$-	$-	$2,811,132
Additions	1,619,280	1,929,175	-	-	3,548,455
Reversal on disposals	(974,101)	(1,893,327)	-	-	(2,867,428)
Translation adjustment	(69,186)	(96,292)	-	-	(165,478)
Balance, December 31, 2025	$1,903,869	$1,422,812	$-	$-	$3,326,681
Additions	228,431	173,229	-	-	401,660
Disposals	(13,717)	-	-	-	(13,717)
Translation adjustment	34,440	26,993	-	-	61,433
Balance, March 31, 2026	$2,153,023	$1,623,034	$-	$-	$3,776,057

Carrying amount
Balance, December 31, 2025	$4,437,134	$1,539,995	$82,850	$141,617	$6,201,596
Balance, March 31, 2026	$4,261,335	$1,390,141	$194,029	$144,025	$5,989,530

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

8. Right-of-Use Assets and Lease Liabilities

On March 1, 2023, and July 26, 2023, the Company entered into two agreements to lease building property in Kentucky state. The building properties are used by the Company to provide hosting services to arms-length bitcoin mining customers. The leases have an initial term of 10 years and 6 years, respectively, and the Company will make lease payments of US$10,000 and US$1,000 per month, respectively. The Company used 20%, its estimated incremental borrowing rate, to calculate the present value of the lease payments on initial measurement.

On July 23, 2024, as part of the business combination with Cathedra (Note 2), the Company acquired right-of-use (ROU) assets and lease liabilities comprising two building property lease agreements (the "CBIT leases") with remaining lease terms of 10 and 18 months. The Company will make lease payments on the CBIT leases of US$103,680 and US$11,200 per month, respectively.

Effective August 1, 2024, the Company and the lessor amended one of the CBIT leases, changing the monthly payments from US$103,680 to an amount based on electricity consumption, which effectively remained fixed. The lease term was extended by five months, making the new end date August 31, 2025; after this, the lease converted to a month-to-month agreement. As a result of the lease amendments, the Company re-measured its lease liability using interest an interest rate of 20%, the Company's estimated incremental borrowing rate at the time of re-measurement, and a corresponding increase to right-of-use asset.

In July 2025, the Company entered into a new agreement to lease the property located in Franklin, Kentucky. The lease expires on July 31, 2035. The ROU asset and corresponding lease liability were measured using an interest rate of 20%, the Company's estimated incremental borrowing rate, to calculate the present value of the lease payments on initial measurement.

Right-of-use assets	Building Properties
Cost
Balance, December 31, 2024	$2,627,967
Additions	705,542
Translation adjustment	(121,067)
Balance, December 31, 2025	$3,212,442
Additions	-
Translation adjustment	54,611
Balance, March 31, 2026	$3,267,053

Accumulated Depreciation
Balance, December 31, 2024	$922,104
Depreciation charge in the year	1,136,271
Translation adjustment	(65,103)
Balance, December 31, 2025	$1,993,272
Depreciation charge in the year	37,980
Translation adjustment	34,501
Balance, March 31, 2026	$2,065,753

Carrying value
Balance, December 31, 2025	$1,219,170
Balance, March 31, 2026	$1,201,300

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

The Company is committed to minimum lease payments as follows:

	March 31, 2026	December 31, 2025
Maturity analysis - contractual undiscounted cash flows
Less than one year	$351,263	$345,391
One to five years	1,377,173	1,358,265
More than five years	1,031,486	1,096,480
Total undiscounted lease labilities	$2,759,922	$2,800,136

Lease liabilities	$1,366,327	$1,362,065
Current	$85,553	$80,053
Non-current	$1,280,774	$1,282,012

During the three months ended March 31, 2026, the Company recognized total interest expense of $67,852 (2025 - $78,665) in connection with its lease liabilities.

9. Assets Classified as Held for Sale and Discontinued Operation

The Company formed T Tech in November 2023, initially holding a 100% interest. On January 10, 2024, it reorganized and gave up 75% interest in exchange for contribution promises.

Subsequently the Company together with other members of T Tech decided to sell T Tech. The Board of Managers, consisting of Cathedra Bitcoin Inc.'s majority shareholders, approved the sale and assets before the year ended December 31, 2024. Accordingly, the assets and liabilities directly associated with those assets were classified as held for sale.

The results of T Tech's operations for the three months ended March 31, 2025 is as follows:

Three months ended:	March 31, 2025
Revenues	$1,318,623
Cost of revenues	1,963,286
Operating expenses	121,411
Operating loss	$766,074
Other income (expense)	(118,590)
Exchange differences on translation of foreign operations reclassified to profit or loss	1,175,085
Income/(loss) before tax from discontinued operation	$290,421
Tax expense	-
Income/(loss) from discontinued operation	$290,421

The net cash flows generated by T Tech for the three months ended March 31, 2025 is as follows:

Three months ended:	March 31, 2025
Operating	(884,664)
Investing	-
Financing	-
Effect of foreign exchange rate fluctuation	-
Net cash inflow/(outflow)	$(884,664)

10. Investments

Initial valuation of investments is based on the acquisition cost, which approximates the fair value. Subsequent valuations reflect asset appraisals, as well as market transaction data, such as financing rounds. The Company's holdings in private companies are generally valued utilizing net asset values. As of March 31, 2026, Cathedra holds the following investments without exercise of significant influence over them:

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Low Time Preference Fund II, LLC

On November 12, 2021, Cathedra subscribed for limited liability company interests in Low Time Preference Fund II, LLC, for a total value of $312,925 (US$250,000). As of March 31, 2026, the fair value of this investment is $503,116 (December 31, 2025 - $403,768) with unrealized gain of $91,067 (2025 - $20,421) recognized in the condensed consolidated interim statement of loss.

Silvermoon Inc.

On May 5, 2022, Cathedra received 35,000,000 common shares of Silvermoon Inc. ("Silvermoon") as part a non-arm's length share exchange agreement for giving up a 100% ownership in The Good Shepherd Land and Livestock Company Limited, a UK based legal entity. Cathedra held 35,000,000 common shares as of March 31, 2025, December 31, 2025 and March 31, 2026, which represents approximately 21.6% of the issued and outstanding common shares of Silvermoon. The Company does not exercise significant influence over investee, therefore the investment is classified and accounted for at FVTPL. As of March 31, 2026, the fair value of this investment is $612,890 (December 31, 2025 - $612,890) with unrealized loss of $nil (2025 - $24,804) recognized in the condensed consolidated interim statement of loss. The fair value of the investment was determined by reference to the underlying value of assets held by Silvermoon.

11. Trade Payables and Accrued Liabilities

	March 31, 2026	December 31, 2025
Trade payables	$1,200,045	$1,232,380
Accrued liabilities	1,870,786	1,427,600
Total trade payables and accrued liabilities	$3,070,831	$2,659,980

12. Loans and Borrowings

Convertible loan

On March 19, 2025, the Company restructured its outstanding debt whereby the convertible loan's principal amount was extinguished through repayment of the outstanding principal with $4,586,982 plus accrued interest. In addition, the holder of the convertible loan agreed to surrender 363,233 SV share purchase warrants of the Company for cancellation. The balance as of March 31, 2026 and the change for the three months then ended is as follows:

Balance, December 31, 2024	$5,134,121
Accretion	190,869
Repayment of interest	(44,596)
Repayment of principal	(4,586,983)
Gain from debt settlement	(693,411)
Balance, December 31, 2025 and March 31, 2026	$-

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Term loan

Concurrently, the Company entered into a new loan of US$2,494,693 ($3,589,364 equivalent) to partially repay the outstanding principal amount of the convertible loan. The loan is secured by approximately 50 of the Company's bitcoin, carries interest at a rate of 13% per annum, payable monthly; and is interest-only until maturity on March 18, 2026.

Balance, December 31, 2024	$-
Proceeds, net of deferred finance cost	3,564,168
Amortization of deferred financing cost	53,143
Repayment	(3,483,199)
Translation adjustment	(134,112)
Balance, December 31, 2025 and March 31, 2026	$-

At inception, the Company recognized deferred financing cost of $54,277 , which is amortized over term of the loan. The Company paid $200,856 in term loan interest.

13. Share Capital

On July 22, 2024, in connection with the business combination the Company altered the articles of the corporation, which was approved by the Company's shareholders at its annual and special meeting of shareholders:

a. Changed the name of its common shares to "subordinate voting shares";

b. Created a new class of multiple voting shares convertible into 100 subordinate voting shares;

c. Added special rights and restrictions to the subordinate voting shares and the multiple voting shares, pursuant to which, among other things, the holders of the multiple voting shares are entitled to 1.52 votes per multiple voting share held. On an "as converted" basis, assuming the conversion of the multiple voting shares to subordinate voting shares, the holders of multiple voting shares will have 1.52 votes per subordinate voting share compared to 1 vote per subordinate voting share by the holders of the subordinate voting shares.

Authorized

Unlimited number of subordinate voting shares without par value. Each subordinate voting share entitles the holder to one vote.

Unlimited number of multiple voting shares without par value. Each multiple voting share is convertible into 100 subordinate voting shares and entitles the holder to 1.52 votes. The condensed consolidated interim financial statements for the three months ended March 31, 2026 and 2025 incorporate the 30-to-1 share consolidation, which became effective on October 16, 2025. All shares and per share amounts have been restated to reflect the share consolidation retrospectively.

Issued and Outstanding

  On February 7, 2025, the Company issued 3,248 SV shares for vested RSUs.
  On July 31, 2025, the Company issued 135,690 SV shares for vested RSUs.
  On December 2, 2025, the Company completed a non-brokered private placement of an aggregate of 430,000 units of the Company at a price of $1.25 per unit for aggregate gross proceeds of $537,500. Each unit consists of one SV share and one SV share purchase warrant, with each entitling the holder thereof to acquire one additional SV share at an exercise price of $1.88 per share for a period of two years following the closing date of the private placement.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Post-merger share capital

Multiple voting shares ( MV shares)	No.	Amount ($)
Kungsleden's common shares on the acquisition date	33,333	1,278
Share exchange ratio (Note 2)	6.253429078	-
MVS issued in exchange for Kungsleden's common shares	208,446	21,576,955
Balance, December 31, 2025 and March 31, 2026	208,446	21,578,233

Subordinate voting shares (SV shares)	No.	Amount ($)
Cathedra's common shares on the acquisition date	7,917,119	-
Exchange ratio	1.00	-
SV shares of the Resulting Issuer	7,917,119	-
Issued on RSU exercise	50,845	138,521
Balance, December 31, 2024	7,967,964	138,521
Issued on RSU exercise	138,938	416,287
Issued in connection to the non-brokered private placement	430,000	516,107
Subscriptions receivable (a)		(150,000)
Balance, December 31, 2025	8,536,902	920,915
Subscriptions received (a)		150,000
Balance, March 31, 2026	8,536,902	1,070,915

	March 31, 2026	December 31, 2025
An equivalent number of SV shares based on an a 'if converted' basis (convertible from MV shares)	20,844,600	20,844,600
SV shares outstanding	8,536,902	8,536,902
The total SV shares on an a 'if converted' basis	29,381,502	29,381,502

14. Reserves

Restricted Share Units (RSU)

On July 22, 2024, the Company implemented a long-term equity incentive plan ("LTIP"), comprising a rolling option plan covering up to 10% of the issued and outstanding SV shares, as well as a fixed plan for up to 2,875,139 SV shares designated as RSUs. Subsequently, the fixed allocation of SV shares reserved for RSUs was increased to 2,895,166 SV shares following approval by the shareholders at the annual general meeting held on December 12, 2025.

For the three months ended March 31, 2026, the Company recognized share-based compensation of $599,293 (2025 - $95,834) attributable to RSUs.

A summary of changes in restricted share units outstanding is as follows:

Balance, December 31, 2024	274,629
Granted (a)	2,672,584
Cancelled/Forfeited	(45,230)
Exercised	(138,938)
Balance, December 31, 2025 and March 31, 2026	2,763,045

(a) The Company granted RSUs as follows:

  On September 29, 2025, the Company granted 1,447,584 RSUs to the employee of the Company. The award vests in three equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to accelerated vesting upon a Change of Control.
  On December 2, 2025, the Company granted 445,000 RSUs to directors, officers and consultants of the Company, 210,000 of which vest on the first anniversary of the grant date and the remainder of RSUs vest as follows:  One-third vests on the first anniversary of the grant date, with the remaining balance vesting in eight equal quarterly installments on each of March 2, June 2, September 2, and December 2 until fully vested.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)
  On December 16, 2025, the Company granted 780,000 RSUs to directors, officers and consultant of the Company with the following vesting terms: One-third vests on the first anniversary of the grant date, with the remaining balance vesting in eight equal quarterly installments on each of March 16, June 16, September 16, and December 16 until fully vested.

Stock Options

A summary of changes in stock options is as follows:

	Number of stock options	Weighted average exercise price
Balance, December 31, 2024	116,842	15.00
Granted (a)	615,873	1.44
Cancelled	(7,922)	14.33
Balance, December 31, 2025 and March 31, 2026	724,793	3.49

(a) The Company granted stock options as follows:

  On February 1, 2025, the Company granted 15,873 stock options to the newly hired employee. All the stock options vest on 12-month anniversary from the grant date.
  On December 2, 2025, the Company granted 600,000 stock options to a consultant and directors of the Company, 100,000 of which vest immediately and the remainder of stock options vest as follows:  One-third vests on the first anniversary of the grant date, with the remaining balance vesting in eight equal quarterly installments on each of March 2, June 2, September 2, and December 2 until fully vested.

The stock options were fair valued using the Black Scholes option pricing model. The weighted average inputs used in the Black Scholes model were as follows:

Share price	$1.44
Exercise price	$1.44
Risk-free interest rate	2.63%
Expected annualized share volatility	121.57%
Expected dividend yield	0.00%
Expected life (years)	3.97
Fair value of stock option	$1.13

The stock options outstanding and exercisable as of March 31, 2026, are as follows:

	Exercise price ($)	Number of stock options outstanding	Weighted average remaining life
	1.42	600,000	4.68
	2.25	15,873	3.84
	3.90	333	1.57
	10.50	2,961	1.13
	12.30	2,961	0.78
	14.55	8,333	0.41
	14.70	66,666	0.42
	15.00	1,000	1.89
	16.80	21,666	0.48
	18.00	5,000	1.89
Outstanding		724,793	4.04
Exercisable		224,793	2.62

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

The weighted average exercise price of options exercisable as of March 31, 2026, is $8.08 (December 31, 2025 - $8.52).

For the three months ended March 31, 2026, the Company recognized share-based compensation from stock options of $96,244 (2025 - $4,191).

Warrants

A summary of changes in warrants outstanding is as follows:

	Number of warrants	Weighted average exercise price
Balance, December 31, 2024	1,704,820	11.10
Issued	430,000	1.88
Cancelled (a)(b)	(836,733)	3.60
Balance, December 31, 2025	1,298,087	12.90
Expired (a)(b)	(356,077)	4.87
Balance, March 31, 2026	942,010	15.94

(a) In March 2025, the holder of the convertible debenture agreed to surrender 363,233 pursuant to the terms of the debt settlement agreement, see additional details in Note 14.

(b) In May 2025, the Company purchased for cancellation an aggregate of 473,500 subordinate voting share purchase warrants for an aggregate amount of US$75,002 ($103,430). The warrants had an exercise price of $3.60.

On March 26, 2026, 326,488 warrants exercisable at $3.60 and 29,589 warrants exercisable at $18.90 expired unexercised.

The warrants outstanding as of March 31, 2026 are as follows:

		March 31, 2026		December 31, 2025
Exercise price ($)	Number of warrants outstanding	Weighted average remaining life	Number of warrants outstanding	Weighted average remaining life
1.88	430,000	1.67	430,000	1.92
3.60	64,100	0.62	390,588	0.34
16.20	89,582	1.14	89,582	1.38
18.90	-	-	29,589	0.23
23.70	89,582	1.14	89,582	1.38
31.20	89,582	1.14	89,582	1.38
38.70	89,582	1.14	89,582	1.38
46.20	89,582	1.14	89,582	1.38
15.94	942,010	1.35	1,298,087	1.22

15. Related Party Transactions and Balances

Key Management Compensation

Key management personnel include those persons with authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Chief Operating Officer and President ("COO"), Chief Fields Operation and Manufacturing Officer ("CMO"), Chief Technology Officer ("CTO"), Chief Administration Officer ("CAO") and Directors of the Company. CMO and CTO departed the Company in January 2025 and April 2025, respectively. Former CEO and COO of the Company departed in July 2025, the new CEO was appointed immediately after the departure of the former CEO.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

The remuneration of directors and other members of key management personnel during the three months ended March 31, 2026 and 2025 are as follows:

For the three months ended:	March 31, 2026	March 31, 2025
Director fees	$64,126	$77,659
Management, consulting and professional fees	66,913	210,124
Share-based payments	578,003	113,998
Salaries and wages	123,457	48,588
Total	$832,499	$450,369

As of March 31, 2026, the Company has a total due to related parties balance of $1,146,368 (December 31, 2025 - $1,109,675) to directors and management of the Company. The Company has a total due from related parties balance of $44,594 (December 31, 2025 - $19,792) from management of the Company, arising from short-term advances and reimbursable expenses incurred in the ordinary course of business; and is expected to be settled in the near term. The balances are unsecured, due on demand and bear no interest.

16. Financial Instruments and Risk Management

The Company's financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk and commodity price risk.

Credit Risk

Credit risk is the risk of loss associated with a counterparty's inability to fulfill its payment obligations. The financial instruments that represent a potential concentration of credit risk consist primarily of cash and cash equivalents, digital currencies, restricted digital currencies, deposits, and trade receivables. Under certain of our hosting agreements, we are obligated to pay security deposits to the hosting provider at the beginning of the term. If one or more of our hosting providers suffers an adverse credit event, we may be unable to recover part or all of the outstanding deposits. We limit our exposure to credit loss by holding our cash with reputable, well-capitalized financial institutions and performing careful due diligence on potential hosting partners prior to entering into a binding agreement which would require us to pay a security deposit. The carrying amount of financial assets represents the maximum credit exposure for each.

The carrying amount of financial and digital assets represents the maximum credit exposure.

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$326,101	$1,083,973
Digital currencies	381,107	584,139
Trade receivables	1,197,189	932,524
Deposits	2,334,413	2,387,496
	$4,238,810	$4,988,132

We believe the Company has no significant credit risk other than what is disclosed herein.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations. We manage our liquidity risk by ensuring that we have enough cash to meet our near-term financial liabilities at all times. As at March 31, 2026, we had a working capital deficit of $4,347,877 (December 31, 2025 - working capital deficit of $2,213,630).

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

Cash flows related to trade payables and accrued liabilities, customer liabilities and convertible loan included below may occur at different times or amounts. A maturity analysis of our outstanding obligations relating to continuing operations of March 31, 2026 is as follows:

	Undiscounted Contractual Cash Flows
	Total carrying amount	Contractual cash flows	Less than 1 year	1 - 5 years	More than 5 years
As at March 31, 2026	$	$	$	$	$
Trade payables and accrued liabilities	3,070,831	3,070,831	3,070,831	-	-
Due to related parties	1,146,368	1,146,368	1,146,368	-	-
Contract liabilities	543,751	543,751	543,751	-	-
Customer liabilities	2,937,515	2,937,515	2,937,515	-	-
Lease liabilities	1,366,327	2,759,922	351,263	1,377,173	1,031,486
Total	9,064,792	10,458,387	8,049,728	1,377,173	1,031,486

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as Bitcoin prices, interest rates, foreign exchange rates and equity prices.

Digital Currency Price Volatility

As of March 31, 2026, we held a digital currency balance in bitcoin and Tether ("USDT") that is subject to market pricing and price volatility. Bitcoin prices are affected by various forces including global supply and demand, interest rates, exchanges rates, inflation or deflation and the political and economic conditions. Further, bitcoin has no underlying backing or contracts to enforce recovery of invested amounts. Our profitability is related to the current and future market price of bitcoin; in addition, we may not be able to liquidate our holdings of bitcoin at our desired price if necessary. Investing in bitcoin is speculative, prices are volatile, and market movements are difficult to predict. Supply and demand for such currencies change rapidly and are affected by a variety of factors, including regulation and general economic trends. Bitcoin has a limited history, its fair values have historically been volatile, and the value of our bitcoin holdings could decline rapidly. A decline in the market price of bitcoin could negatively impact our future operations. Historical performance of bitcoin is not indicative of its future performance. We recorded a loss on revaluation of digital currencies of $85,251 during the three months ended March 31, 2026 (2025 - $924,466) in the statement of other comprehensive loss.

We do not hedge our bitcoin holdings, but we actively monitor bitcoin pricing, market volatility and our own liquidity needs to determine an appropriate risk mitigation strategy on a continuous basis.

Interest Rate Risk

The interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to interest rate risk on the variable rate of interest we earn on bank deposits. The interest rate risk on bank deposits is insignificant, as our deposits are all short-term. The coupon on our outstanding term loan is fixed and therefore has limited exposure to changes in interest rates.

Foreign Currency Risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. We are exposed to currency risk as we have legal entities domiciled in the United States which hold financial assets in US dollars and bitcoin while our functional currency is the Canadian dollar. We do not hedge our exposure to fluctuations in foreign exchange rates.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

If the US dollar had changed against the Canadian dollar by 10% at period end, the Company's net income and comprehensive income would change by approximately $577,000, resulting from the translation of the US dollar denominated financial instruments.

Custody Risk

We hold our digital currencies with a third-party custodian. Our custody strategy is designed to balance security and availability of our digital currency. We continuously monitor our cash and cash equivalents and digital currency holdings with our third-party custodian.

Our current service provider for digital currency custody is an institutional counterparty that is licensed, regulated, and insured. At any time, in excess of 98% of our digital currency holdings (excluding any digital currency that is being traded at that time) is held in a cold-storage, multi-signature, segregated trust account that is titled in the name of one of our US subsidiaries. Prior to onboarding with our current custodian, we performed extensive due diligence, examining the new custodian's internal control procedures to ensure security, availability, integrity, and confidentiality of the custodian's information and systems. Our current custodian maintains SOC 1 Type II and SOC 2 Type II compliance, which we review periodically to ensure the custodian maintains a secure technology infrastructure and that its systems are designed and operating effectively.

Loss of Access Risk

The loss of access to the private keys associated with our bitcoin holdings may be irreversible and could adversely affect an investment. An amount of digital currency is spendable only by whoever possesses the private key associated with the address on which the digital currency is held. To the extent a private key is lost, destroyed, or otherwise compromised, and no backup is accessible, we may be unable to access the associated digital currency. As of March 31, 2026, 3.65 bitcoin equivalent to $347,227 (December 31, 2025 - 4.72 bitcoin equivalent to $565,919) and 24,329.76 tether equivalent to $33,880 (December 31, 2025 - 13,313.03 tether equivalent to $18,220) are held with our third-party custodian in our name.

Fair Value Hierarchy

We apply the following fair value hierarchy for financial instruments that are carried at fair value. The hierarchy prioritizes the inputs used in the valuation methodologies in measuring fair value into three levels.

The three levels are defined as follows:

  Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
  Level 2 - inputs to valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
  Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

We hold investments in private companies that are classified as FVTPL and is recorded at fair value using unobservable inputs; it is therefore classified as level 3 within the fair value hierarchy. The net asset value of the private company is used to adjust the investment to fair value.

The carrying value of our trade receivables, due to and from related parties, trade payables and accrued liabilities, deposits, and convertible loan approximates fair value because of the relatively short periods to maturity of these instruments and the low credit risk.

17. Capital Management

Our objective when managing capital is to provide attractive risk-adjusted returns to shareholders while accounting for liquidity needs.

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)

We include equity, comprised of share capital and deficit, in the definition of capital.

Our primary objective with respect to capital management is to ensure that we have sufficient cash resources to fund our ongoing operations and to pursue potential growth opportunities. To secure the additional capital necessary to pursue certain plans, we may attempt to raise additional funds through the issuance of securities.

We monitor capital on the basis of maintaining sufficient liquidity to satisfy our financial obligations.

18. Supplemental Cash Flow Information

Non-cash transactions for the three months ended March 31, 2026, and 2025 are as follows:

For the three months ended March 31:	2026	2025
Subordinate voting shares issued on vesting of RSUs	$-	8,852

19. Segment Reporting

Management monitors the operating results of its business units separately for the purpose of making decisions about resource allocation and performance assessment. The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company's chief operating decision maker ("CODM"), for making decisions, allocating resources and assessing performance.

Based on the management's assessment, the Company determined that it has the following operating segments:

Three months ended March 31, 2026:

March 31, 2026	Bitcoin Mining ($)	Hosting ($)	Corporate ($)	Total ($)
Revenues	859,574	2,794,575	-	3,654,149
Cost of revenues	569,147	3,461,314	-	4,030,461
Net income/(loss)	(121,564)	(828,819)	(1,456,213)	(2,406,596)
Non-current assets	38,857,097	(5,650,676)	(5,997,787)	27,208,634

Three months ended March 31, 2025:

March 31, 2025	Bitcoin Mining ($)	Hosting ($)	Corporate ($)	Total ($)
Revenue	2,605,706	3,897,584	-	6,503,290
Cost of revenue	1,868,672	3,969,179	-	5,837,851
Net income/(loss)	(719,483)	675,501	(89,763)	(133,745)
Non-current assets	10,090,849	(4,149,369)	22,755,338	28,696,818

20. Events After Reporting Period

On May 18, 2026, the Company granted 132,121 restricted share units ("RSUs") to a consultant under its equity incentive plan. These RSUs are subject to the accelerated vesting.

On May 28, 2026, the Company cancelled 724,793 stock options that were outstanding.

On March 5, 2026, the Company entered into an arrangement agreement with Sphere 3D Corp. ("Sphere 3D") providing for the combination of the Company and Sphere 3D by way of a statutory plan of arrangement (the "Arrangement") under the Business Corporations Act (British Columbia). On May 15, 2026, securityholders of the Company approved the Arrangement and, on May 26, 2026, the Supreme Court of British Columbia issued the final order. The Arrangement is expected to close on June 1, 2026. The following terms are expected to have a material impact on the Company's capital structure and share-based compensation expense in the period in which the Arrangement is completed:

Cathedra Bitcoin Inc. Notes to Condensed Consolidated Interim Financial Statements For the three months ended March 31, 2026 and 2025 (Expressed in Canadian dollars, unless otherwise noted)
  Each SV Share will be exchanged for 0.123015 of a Sphere 3D common share, and each MV Share for 12.3015 Sphere 3D common shares (the "Exchange Ratios"). Former shareholders of the Company are expected to hold approximately 39.3% of Sphere 3D on a partially-diluted basis at closing.
  Holders whose pro forma post-closing ownership of Sphere 3D would otherwise exceed 7% will receive that excess in non-voting Series I Preferred Shares of Sphere 3D, convertible into Sphere 3D common shares in three equal tranches on the first, second and third anniversaries of closing.
  Each outstanding share purchase warrant will be exchanged for a Sphere 3D replacement warrant, adjusted by the Exchange Ratios.
  All unvested RSUs (including the 132,121 RSUs granted on May 18, 2026) will vest immediately prior to the effective time and be settled in SV Shares that participate in the Arrangement.